Exhibit 99.2

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for September 2016

ATLANTA, October 4, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for September 2016.

Consolidated passenger unit revenue (PRASM) for the month of September declined 3.0% year over year, as close-in domestic yield pressures moderated slightly with the implementation of lower Fall capacity levels. Delta continued to face a supply-demand imbalance in the Transatlantic and headwinds from prior year Yen hedge gains in the month.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
September consolidated PRASM change year over year	(3.0)%
September mainline completion factor	99.9%
September on-time performance (preliminary DOT A14)	90.2%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 319 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Sep 2016	Sep 2015	Change		Sep 2016	Sep 2015	Change

RPMs (000):
Domestic	10,492,828	10,033,433	4.6%		98,598,338	95,099,589	3.7%
Delta Mainline	8,803,704	8,383,784	5.0%		83,031,624	79,476,392	4.5%
Regional	1,689,124	1,649,649	2.4%		15,566,714	15,623,197	(0.4%)
International	7,104,670	7,321,704	(3.0%)		64,504,930	64,952,154	(0.7%)
Latin America	1,198,483	1,197,187	0.1%		15,336,733	14,718,884	4.2%
Delta Mainline	1,160,942	1,161,536	(0.1%)		14,909,836	14,424,198	3.4%
Regional	37,542	35,651	5.3%		426,897	294,686	44.9%
Atlantic	3,894,697	4,045,049	(3.7%)		31,367,616	31,668,434	(0.9%)
Pacific	2,011,489	2,079,468	(3.3%)		17,800,581	18,564,836	(4.1%)
Total System	17,597,497	17,355,137	1.4%		163,103,268	160,051,743	1.9%

ASMs (000):
Domestic	12,314,567	11,825,266	4.1%		116,173,659	110,719,609	4.9%
Delta Mainline	10,208,853	9,757,357	4.6%		96,672,823	91,311,749	5.9%
Regional	2,105,714	2,067,909	1.8%		19,500,837	19,407,860	0.5%
International	8,481,874	8,602,314	(1.4%)		76,968,107	77,845,663	(1.1%)
Latin America	1,412,476	1,473,714	(4.2%)		18,092,570	17,758,956	1.9%
Delta Mainline	1,362,778	1,428,291	(4.6%)		17,560,897	17,384,212	1.0%
Regional	49,699	45,423	9.4%		531,673	374,744	41.9%
Atlantic	4,773,640	4,679,481	2.0%		38,714,343	38,472,994	0.6%
Pacific	2,295,758	2,449,119	(6.3%)		20,161,194	21,613,713	(6.7%)
Total System	20,796,441	20,427,580	1.8%		193,141,767	188,565,272	2.4%

Load Factor:
Domestic	85.2%	84.8%	0.4	pts	84.9%	85.9%	(1.0)	pts
Delta Mainline	86.2%	85.9%	0.3	pts	85.9%	87.0%	(1.1)	pts
Regional	80.2%	79.8%	0.4	pts	79.8%	80.5%	(0.7)	pts
International	83.8%	85.1%	(1.3)	pts	83.8%	83.4%	0.4	pts
Latin America	84.8%	81.2%	3.6	pts	84.8%	82.9%	1.9	pts
Delta Mainline	85.2%	81.3%	3.9	pts	84.9%	83.0%	1.9	pts
Regional	75.5%	78.5%	(3.0)	pts	80.3%	78.6%	1.7	pts
Atlantic	81.6%	86.4%	(4.8)	pts	81.0%	82.3%	(1.3)	pts
Pacific	87.6%	84.9%	2.7	pts	88.3%	85.9%	2.4	pts
Total System	84.6%	85.0%	(0.4)	pts	84.4%	84.9%	(0.5)	pts

Mainline Completion Factor	99.9%	100.0%	(0.1)	pts

Passengers Boarded	14,991,797	14,547,837	3.1%		138,704,972	135,159,161	2.6%

Cargo Ton Miles (000):	171,034	184,732	(7.4%)		1,474,098	1,657,257	(11.1%)

a Results include flights operated under contract carrier arrangements

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